Exhibit 99.1

Saia Provides Fourth Quarter LTL Operating Data

JOHNS CREEK, GA. – December 2, 2020 – Saia, Inc. (NASDAQ: SAIA), a leading transportation provider offering multi-regional less-than-truckload (LTL), non-asset truckload, expedited and logistics services, is providing LTL shipment and tonnage data for the first two months of the fourth quarter.  In October 2020, LTL shipments per workday increased 3.3%, LTL tonnage per workday increased 5.7% and LTL weight per shipment increased 2.4% to 1,316 pounds compared to 1,285 pounds in October 2019.  In November 2020, LTL shipments per workday increased 4.4%, LTL tonnage per workday increased 7.3% and LTL weight per shipment increased 2.8% to 1,341 pounds compared to 1,305 pounds in November 2019.

Actual fourth quarter and annual shipments, tonnage and weight per shipment could differ materially from the data expressed in this press release, including by reason of the risk factors included in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in other filings with the Securities and Exchange Commission.  The information herein speaks as of the date of this press release and is subject to change.  Saia is under no obligation, and expressly disclaims any obligation to update or alter such information, whether as a result of new information, future events, or otherwise, except as required by law.

Saia, Inc. (NASDAQ: SAIA) offers customers a wide range of less-than-truckload, non-asset truckload, expedited and logistics services.  With headquarters in Georgia, Saia LTL Freight operates 169 terminals in 44 states.  For more information on Saia, Inc. visit the Investor Relations section at www.saiacorp.com.

Cautionary Note Regarding Forward-Looking Statements

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management as of the date of this news release and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors, risks, uncertainties and assumptions include, but are not limited to, (1) general economic conditions including downturns in the business cycle; (2) effectiveness of Company-specific performance improvement initiatives, including management of the cost structure to match shifts in customer volume levels; (3) the creditworthiness of our customers and their ability to pay for services; (4) widespread outbreak of an illness or any other communicable disease, including the COVID-19 pandemic, or any other health crisis or business disruptions that may arise from the COVID-19 pandemic in the future; (5) failure to achieve acquisition synergies; (6) failure to operate and grow acquired businesses in a manner that supports the value allocated to these acquired businesses; (7) economic declines in the geographic regions or industries in which our customers operate; (8) competitive initiatives and pricing pressures, including in connection with fuel surcharge; (9) loss of significant customers; (10) the Company’s need for capital and uncertainty of the credit markets; (11) the possibility of defaults under the Company’s debt agreements (including violation of financial covenants); (12) possible issuance of equity which would dilute stock ownership; (13) integration risks; (14) the effect of litigation including class action lawsuits; (15) cost and availability of qualified drivers, fuel, purchased

Saia, Inc. Fourth Quarter LTL Operating Data

transportation, real property, revenue equipment, technology and other assets; (16) the effect of governmental regulations, including but not limited to Hours of Service, engine emissions, the Compliance, Safety, Accountability (CSA) initiative, the Food and Drug Administration, compliance with legislation requiring companies to evaluate their internal control over financial reporting, Homeland Security, environmental regulations, tax law changes and changes to international trade agreements and tariffs; (17) changes in interpretation of accounting principles; (18) dependence on key employees; (19) inclement weather; (20) labor relations, including the adverse impact should a portion of the Company’s workforce become unionized; (21) terrorism risks; (22) self-insurance claims and other expense volatility; (23) risks arising from international business operations and relationships; (24) recent increases in the severity of auto liability claims against trucking companies and sharply higher costs of settlements and verdicts; (25) cost and availability of insurance coverage including the possibility the Company may be required to pay additional premiums, may be required to assume additional liability under its auto policy or be unable to obtain coverage; (26) increased costs of healthcare and prescription drugs, including as a result of healthcare reform legislation; (27) social media risks; (28) disruption in or failure of the Company’s technology or equipment including services essential to operations of the Company and/or cyber security risk; (29) failure to successfully execute the strategy to expand the Company’s service geography into the Northeastern United States; and (30) other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

As a result of these and other factors, no assurance can be given as to our future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this press release. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Saia, Inc.
Melanie Baker
Investors@saia.com
770.232.4088